UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201

(Address of principal executive offices)

(214) 999-7552

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously reported, on June 22, 2018, MoneyGram International, Inc. (the “Company”) received a request for production of documents from the New York Department of Financial Services (the “NYDFS”) related to the Company’s failure to maintain an effective anti-money laundering program and to adequately supervise certain of the Company’s New York-based agents that conducted suspicious transactions on behalf of customers. This request followed previous inquiries by the NYDFS regarding certain of the Company’s New York-based agents. Following the June 22, 2018 request for production, the Company received and responded to several inquiries from the NYDFS related to this matter.

On March 16, 2022, the Company and the NYDFS entered into a consent order (the “Consent Order”) to resolve the matter. In entering in the Consent Order, the NYDFS acknowledged that there were several mitigating factors in respect of the Consent Order, including that the Company fully cooperated with the NYDFS’s investigation, including by reporting on the results of its internal investigation on the matter, had voluntarily undertaken significant enhancements to its compliance program and had undertaken remediation to prevent similar violations from occurring. Such measures and enhancements include termination of certain agents, the creation of new compliance procedures to increase the authority of compliance personnel within the Company, the implementation of new limits on and supervision of high-risk agents, and a substantial increase in the resources allocated to compliance.

Pursuant to the Consent Order, the Company agreed to, among other things, pay a civil monetary penalty in the amount of $8.25 million and undertake various reporting obligations. These include the obligation to (i) submit to the NYDFS a written description of the Company’s current compliance program with respect to the supervision of its New York-based agents, and update such description with the NYDFS at 12 and 24 months after the date of the Consent Order, (ii) deliver to the NYDFS detailed data of all transactions in the State of New York for the one-year period prior to the date of the Consent Order, and (iii) fully cooperate with the NYDFS regarding all terms of the Consent Order. Pursuant to the Consent Order, the NYDFS agreed that it will take no further action against the Company for the conduct subject to the previous request for production of documents, provided that the Company fully complies with the terms of the Consent Order.

The $8.25 million payment is consistent with the estimated amount that the Company previously accrued in the fourth quarter of 2021.

On March 16, 2022, the Company issued a press release announcing the entry into the Consent Order. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 16, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

Date: March 16, 2022	By:	/S/ ROBERT L. VILLASEÑOR
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer

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